Exhibit 16.1

8 Cadillac Drive Suite 160 Brentwood, TN 37027 615.312.9060 888.707.1132 HORNE.COM

November 1, 2025

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Shepherd’s Finance, LLC’s statements included under Item 4.01(a) of its Form 8-K to be filed on November 5, 2025 and we agree with such statements concerning our firm.